Exhibit 10.2

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

This Securities Purchase and Exchange Agreement (this “Agreement”) is dated as of September 15, 2006, among INOVIO BIOMEDICAL CORPORATION, a Delaware corporation (the “Company”), the Company’s wholly-owned subsidiary, INOVIO ASIA PTE LTD., a company incorporated in the Republic of Singapore (“IAPL”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”); and

WHEREAS, IAPL is a company incorporated in Singapore under the Companies Act, (Chapter 50) of Singapore and has at the date of this Agreement an issued share capital of US$16,000,000.00 consisting of 6,584,365 issued and fully paid-up ordinary shares and as to which one hundred percent (100%) of such Ordinary Shares are held by the Company;

WHEREAS, subject to the terms and conditions set forth in this Agreement, IAPL desires to issue and allot to each Purchaser, and each Purchaser, severally and not jointly, desires to subscribe for the Shares (as defined below) on the Closing Date;

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Regulations promulgated under the Securities Act (as defined below), the Company desires to grant to each Purchaser, and each Purchaser, severally and not jointly, desires to receive from the Company, in conjunction with the issue of the Shares by IAPL, the Put (as defined below) on the Closing Date;

WHEREAS, subject to the terms and conditions set forth in this Agreement the Purchasers desire to grant the Company, and the Company desires to obtain from the Purchasers, in conjunction with the issue of the Shares by IAPL, the Call (as defined below) on the Closing Date; and

WHEREAS, the Shares will be subject to mandatory automatic exchange for the Exchange Consideration (as defined below) on the Automatic Exchange Date (as defined below).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, IAPL and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“AMEX” means the American Stock Exchange.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.

“Automatic Exchange” shall have the meaning ascribed to such term in Section 4.2(a).

“Automatic Exchange Date” means the first day following the expiration of three months from the Closing Date.

“business day” means any day except Saturday, Sunday and any day that shall be a legal holiday or a day on which banking institutions in the State of California generally are authorized or required by law or other government actions to close.

“Call” means the right of the Company to require the holders of the Shares to exchange the Shares for the Exchange Consideration pursuant to the provisions of Section 4.2(b).

“Closing” means the closing of the issue, allotment and subscription of the Shares and the grant of the Call and the Put pursuant to Section 2.1.

“Closing Date” means the third business day after all conditions to Closing in Section 2.2 hereof have been satisfied or waived, or such later date as is mutually acceptable to the parties.

“Closing Price” means the average of the closing price per share of the Common Stock as reported on the AMEX for each of the fifteen (15) consecutive Trading Days immediately preceding the day this Agreement is executed, or if executed after 4:30 p.m. EDT on a Trading Day then for each of the fifteen (15) consecutive Trading Days ending on that day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, US$0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Kirkpatrick & Lockhart Nicholson & Graham LLP.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange” means the exchange of the Shares for the Exchange Consideration upon the exercise of the Call or the Put or the occurrence of the Automatic Exchange Date.

“Exchange Agent” means Singapore Counsel, Company Counsel and the Company’s transfer agent in their designated roles to complete an Exchange, as identified in the Letter of Transmittal to be provided pursuant to Section 4.3(b).

“Exchange Consideration” means the Exchange Shares and Exchange Warrants to purchase Exchange Warrant Shares issuable upon an Exchange of the Shares, based on the Exchange Ratio set forth in Section 4.1(a).

“Exchange Shares” means the shares of the Common Stock exchangeable with the Shares upon an Exchange.

“Exchange Warrants” means the Common Stock Purchase Warrants, in the form of Exhibit A hereto, issuable to Purchasers in conjunction with the Exchange Shares upon an Exchange, which warrants shall be exercisable immediately upon issuance for a term of five (5) years and have an exercise price equal to US$2.87(1) per share.

“Exchange Warrant Shares” means the shares of the Common Stock issuable upon exercise of the Exchange Warrants.

“IAPL Board” means the Board of Directors of IAPL.

“Inovio Financing” means the sale and purchase of shares of the Company’s Common Stock and Warrants pursuant to a Securities Purchase Agreement between the Company and certain purchasers named therein, dated of even date herewith and to close concurrently with the Closing.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Lead Purchaser” shall mean Broadven Ltd.

“License Agreement” means that certain agreement between the Company and IAPL dated September 15, 2006 granting IAPL an exclusive royalty-free license to the Licensed Rights in exchange for 6,584,364 Ordinary Shares of IAPL.

“Licensed Rights” means the rights to use certain of the Company’s Intellectual Property Rights explicitly identified in the License Agreement related to the treatment human cancers comprising solid tumors with Bleomycin or an additional chemotherapeutic agent using the Company’s electroporation technology in China, Hong

(1)          Insert 118% of the Per Share Purchase Price of the Ordinary Shares.

Kong, Taiwan, Korea, Singapore, Malaysia, Indonesia, and Thailand and such other countries as the Company and IAPL may agree in writing from time to time.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Majority Purchasers” shall mean Purchasers holding a majority of the Shares.

“Material Adverse Effect” shall mean (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or IAPL’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company or IAPL operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole

“Ordinary Shares” means the issued and fully paid-up ordinary shares from time to time in the share capital of IAPL.

“Ordinary Shareholder” means a holder of Ordinary Shares of IAPL.

“Per Share Purchase Price” means US$2.43 (2), subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement and prior to the Closing Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Exchange” shall have the meaning ascribed to such term in Section 3.3(l).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(2)   Insert 102% of the Closing Price; provided, however, that if the Closing Price is less than the closing market price of the Common Stock on the on the day prior to the date definitive documents are signed (or the day such definitive documents are signed, if after 4:30 p.m. EDT) (the "Market Price"), the Per Share Purchase Price shall be equal to 102% of the Market Price; provided, however, that if (i) 105% of the Closing Price remains less than or equal to the Market Price on the pricing day, or (ii) such calculation results in a Per Share Price greater than $2.80, the parties shall be under no obligation to further negotiate in good faith the consummation of this transaction.

“Put” means the right of the Purchasers to require the Company to exchange the Shares for the Exchange Consideration pursuant to the provisions of Section 4.1.

“Recent Reports” shall have the meaning ascribed to such term in Section 3.1(i).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date among the Company and each Purchaser, in the form of Exhibit B hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Exchange Shares and the Exchange Warrant Shares (or other Registrable Securities as defined in the Registration Rights Agreement).

“Regulation S” means Regulation S, as amended from time to time, promulgated under the Securities Act.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Call, the Put and the Exchange Shares, Exchange Warrants and the Exchange Warrant Shares underlying the Call, the Put and the Automatic Exchange.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities and Futures Act” means the Securities and Futures Act (Chapter 289) of Singapore, as the same may be amended from time to time.

“Shares” means the Ordinary Shares issued or issuable to each Purchaser pursuant to this Agreement.

“Singapore Counsel” means Rajah & Tann.

“Subscription Amount” means, as to each Purchaser, the amount set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.

“Subscription Amounts” means the total of each Subscription Amount from all Purchasers.

“Subsidiary” means any entity more than 50% of the voting interest of which is held (directly or indirectly) by the Company and/or one or more Subsidiaries of the Company.

“Terminating Event” shall have the meaning ascribed to such term in Section 4.2(c).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question:  the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market.

“Transaction Documents” means this Agreement, the Form of Call Notice, the Form of Put Notice, the Exchange Warrants and the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“United States Dollars” or “US$” shall mean the lawful currency of the United States of America.

ARTICLE II.
ISSUE AND SUBSCRIPTION

2.1           Closing.  On the Closing Date, (a) each Purchaser shall subscribe for, severally and not jointly with the other Purchasers, and IAPL shall issue and allot to each Purchaser, the number of Shares set forth with respect to such Purchaser on Schedule 2.1 under the caption “Purchased Shares,” (b) the Company shall grant each Purchaser a Put with respect to the Shares which it has subscribed for pursuant hereto, and (c) each Purchaser shall grant the Company a Call with respect to the Shares which it has subscribed for pursuant hereto.  The aggregate number of Shares subscribed by all of the Purchasers hereunder shall be up to 2,201,644.(3) Prior to the Closing, the Subscription Amount payable by each Purchaser in the Closing, together with all other available closing deliverables as set out in Section 2.2, shall be placed in escrow pending the Closing pursuant to a closing escrow agreement among the Company, IAPL, the Lead Purchaser (for itself and on behalf of the Purchasers) and Fenwick & West LLP (the latter, serving as the “Escrow Agent”), which agreement shall be in the form attached hereto as Exhibit C (the “Closing Escrow Agreement”).  Upon satisfaction of the conditions to the obligations of the parties set forth in Section 2.2, the Closing shall occur at the Los Angeles offices of Company Counsel or such other location as the parties shall mutually agree on the Closing Date.

(3)          Insert quotient of total gross proceeds to be received by IAPL divided by Per Share Purchase Price.

2.2           Closing Conditions; Deliveries.

(a)           The obligations of each Purchaser to purchase the Share, to pay the Subscription Amount therefore and to grant the Call are subject to the satisfaction or waiver by the Lead Purchaser of each of the following conditions:

(i)            All representations and warranties of the Company and IAPL contained herein shall remain true and correct as of the Closing Date and all covenants of the Company shall have been performed if due prior to such date.

(ii)           There shall have been delivered into escrow, pursuant to the Closing Escrow Agreement, Subscription Amounts in cash of at least US$4,000,000.

(iii)          On the Closing Date, IAPL shall deliver or cause to be delivered to each Purchaser the following (each document to be reasonably satisfactory in form and substance to the Lead Purchaser and to counsel for the Lead Purchaser):

(A)          this Agreement duly executed by IAPL;
(B)           a copy of, and written acknowledgement by Singapore Counsel of, irrevocable instructions duly signed by an authorized signatory of the Company addressed to Singapore Counsel to deliver to such Purchaser, no later than the third Trading Day after the Closing Date, one or more certificates evidencing the aggregate number of Ordinary Shares duly issued and allotted, equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser.
(C)           the Closing Escrow Agreement duly executed by IAPL;
(D)          a legal opinion of Singapore Counsel, in the form of Exhibit D hereto;
(E)           the License Agreement duly executed by IAPL; and
(F)           A certificate a Director of IAPL (the “Director’s Certificate”), in form and substance satisfactory to the Lead Purchaser, certifying on behalf of the Board of Directors of IAPL as follows:
(1)           that attached to the Director’s Certificate is a true and complete copy of the Memorandum and Articles of Association of IAPL;
(2)           that attached to the Director’s Certificate are true and complete copies of the resolutions of the IAPL Board authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby and by such other Transaction Documents including, but not limited to, the issuance and allotment of the Shares; and

(3)           the names and true signatures of the officers of IAPL signing this Agreement and all other documents executed on behalf of IAPL to be delivered in connection with this Agreement;
(G)           A certificate executed by the chief executive officer of IAPL stating that the representations and warranties of IAPL hereunder are true and correct as of the Closing Date and that IAPL has performed all obligations to be performed prior to such date.

(iv)          On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following (each document to be reasonably satisfactory in form and substance to the Lead Purchaser and to counsel for the Lead Purchaser):

(A)          this Agreement duly executed by the Company;
(B)           the Registration Rights Agreement duly executed by the Company;
(C)           the Closing Escrow Agreement duly executed by the Company;
(D)          a legal opinion of Company Counsel, in the form of Exhibit E hereto;
(E)           the License Agreement duly executed by the Company;
(F)           the Securities Purchase Agreement for the Inovio Financing, duly executed by the Company;
(G)           A certificate of the Secretary of the Company (the “Secretary’s Certificate”), in form and substance satisfactory to the Lead Purchaser, certifying in his capacity as an officer of the Company as follows:
(1)           that attached to the Secretary’s Certificate is a true and complete copy of the Certificate of Incorporation of the Company, as amended to the Closing Date;
(2)           that attached to the Secretary’s Certificate is a true and complete copy of the Bylaws of the Company, as amended to the Closing Date;
(3)           that attached to the Secretary’s Certificate are true and complete copies of the resolutions of the Board of Directors of the Company (the “Inovio Board”) authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby and by the other Transaction Documents including, but not limited to, the authorization and issuance of the Put, the Exchange Shares, the Exchange Warrants and the Exchange Warrant Shares on the terms set forth herein;

(4)           the names and true signatures of the officers of the Company signing this Agreement and all other documents executed on behalf of the Company to be delivered in connection with this Agreement; and
(5)           such other matters as the Lead Purchaser may reasonably request;
(H)          Confirmation from AMEX or written confirmation from the Company, based upon (and summarizing) a discussion with AMEX confirming, that the Company’s issuance of the Exchange Consideration, the structure of the transactions contemplated by this Agreement and the Inovio Financing, and the pricing of the Securities does not require approval of the Company’s stockholders;
(I)            A certificate executed by the chief executive officer of the Company stating that the representations and warranties of the Company hereunder are true and correct as of the Closing Date and that the Company has performed all obligations to be performed prior to such date; and
(J)            A certificate of good standing of the Company as of a recent date.

(v)           AMEX shall have notified the Company that the Exchange Shares, the Exchange Warrant Shares, the shares of the Common Stock to be purchased in the Inovio Financing and the shares of the Common Stock issuable upon exercise of the warrants to be issued in the Inovio Financing have been approved for listing on AMEX.

(b)           The obligations of IAPL to issue and allot the Shares to each Purchaser hereunder are subject to the satisfaction or waiver by IAPL of each of the following conditions:

(i)            All representations and warranties of such Purchaser contained herein shall remain true and correct as of the Closing Date and all covenants of such Purchaser shall have been performed if due prior to such date.

(ii)           There shall have been delivered into escrow, pursuant to the Closing Escrow Agreement, Subscription Amounts in cash of at least US$4,000,000.

(iii)          The Company shall have obtained confirmation from AMEX that the Company’s issuance of the Exchange Consideration, the structure of the transactions contemplated by this Agreement and the Inovio Financing, and the pricing of the Securities does not require approval of the Company’s stockholders.

(iv)          On the Closing Date, such Purchaser shall have delivered or caused to be delivered to IAPL the following:

(A)          this Agreement duly executed by such Purchaser, accompanied by an Application for Shares, in the form attached hereto as Exhibit J, duly executed by such Purchaser;

(B)           the Closing Escrow Agreement duly executed by such Purchaser, or the Lead Purchaser on behalf of such Purchaser; and
(C)           such Purchaser’s Subscription Amount by wire transfer to IAPL pursuant to the Closing Escrow Agreement.

(v)           The Majority Purchasers shall have delivered or caused to be delivered to IAPL written notice of the Majority Purchasers’ intended appointee to the IAPL Board.

(c)           The obligation of the Company to issue the Put hereunder are subject to the satisfaction or waiver by the Company of each of the following conditions:

(i)            All representations and warranties of such Purchaser contained herein shall remain true and correct as of the Closing Date and all covenants of such Purchaser shall have been performed if due prior to such date;

(ii)           There shall have been delivered into escrow, pursuant to the Closing Escrow Agreement, Subscription Amounts in cash of at least US$4,000,000;

(iii)          The Company shall have obtained confirmation from AMEX that the Company’s issuance of the Exchange Consideration, the structure of the transactions contemplated by this Agreement and the Inovio Financing, and the pricing of the Securities does not require approval of the Company’s stockholders;

(iv)          On the Closing Date, such Purchasers shall have delivered or caused to be delivered to the Company the following:

(A)          this Agreement duly executed by such Purchaser;
(B)           the Registration Rights Agreement duly executed by such Purchaser; and
(C)           the Closing Escrow Agreement duly executed by such Purchaser, or the Lead Purchaser on behalf of such Purchaser.

Notwithstanding the foregoing, in the event that the conditions set forth in Sections 2.2(a)(iv)(H), 2.2(b)(iii) and 2.2(c)(iii) shall not be satisfied by the date 60 business days after the date of this Agreement, none of the parties hereto shall be obligated to consummate the transactions contemplated by this Agreement and any items delivered pursuant to this Section 2.2 shall be returned by the Escrow Agent to the appropriate party pursuant to the terms of the Closing Escrow Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof, the Company hereby make the representations and warranties set forth below to each Purchaser as of the date hereof and as of the Closing Date:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  No approval by the Company’s stockholders is required for the consummation of the transaction contemplated by the Transaction Documents, including the issuance and sale of the Transaction Documents.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby (including the issuance and sale of the Exchange Consideration) have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals (as defined in Section 3.1(e)).  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Exchange Consideration and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.3 hereof, federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance and sale of the Exchange Consideration), other than (i) filings required pursuant to Section 5.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, and (iii) application(s) to each AMEX for the listing of the Exchange Shares and Exchange Warrant Shares for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”).

(f)            Issuance of the Securities.  The Put, the Exchange Shares and the Exchange Warrants are duly authorized and, when issued in accordance with Sections 4.2 and 4.3 hereof`, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Exchange Warrant Shares, when issued in accordance with the terms of the Exchange Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Exchange Warrants.

(g)           Capitalization.  The number of authorized and outstanding shares of the Company’s capital stock, and Common Stock Equivalents of the Company, before giving effect to the transactions contemplated herein, including the Collateral Transactions (as defined in Section 3.3(l)), is as described in the Company’s most recent periodic report filed with the Commission.  The Company has not issued any capital stock (including, without limitation, any Common Stock Equivalents) since such filing other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Except as set forth in Schedule 3.1(g), none of the stockholders of the Company possess any preemptive rights in respect of the Securities.  Except as disclosed in Schedule 3.1(g), neither the Company nor any of its Affiliates or any other Person acting on behalf of the Company has repurchased any of the Company’s outstanding Common Stock or Common Stock Equivalents since December 31, 2005.

(h)           SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including, without limitation, pursuant to Section 13(a) or 15(d) thereof and including, without limitation, any registration statements or prospectuses filed by the Company, during the thirty-six months preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The SEC Reports, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.   The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  There are no pending internal investigations (including investigations by any committee of the Board of Directors) relating to any accounting or internal controls matters, including without limitation, stock option pricing and grant procedures.

(i)            Material Changes.  Since December 31, 2005, except as disclosed in the SEC Reports filed since December 31, 2005 including exhibits thereto filed or incorporated by reference therein (the “Recent Reports”), or set forth in Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the

Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders.

(j)            Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) other than (i) Actions described in the Disclosure Schedules, and (ii) Actions which did not exist, and were not known to the Company, as of the date of this Agreement and which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) if there were an unfavorable decision, would result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Act.

(k)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which would result in a Material Adverse Effect.

(l)            Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental or regulatory authority, including without limitation all foreign, federal, state and local laws and all rules and regulations of any Trading Market, in each case, applicable to its business or assets except in each case as would not have a Material Adverse Effect.

(m)          Regulatory Requirements.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Recent Reports, except where the failure to possess such permits would not result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.  All the Material Permits have been duly issued or obtained and are in full force and effect, and the Company and its Subsidiaries are in material compliance with the terms of all the Material Permits. The Company and its Subsidiaries have not engaged in any activity that, to their knowledge, would cause revocation or suspension of any such Material Permits. The Company has no knowledge of any facts which could reasonably be expected to cause the Company to believe that the Material Permits will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Material Permits.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o)           Intellectual Property

(i)            The Company or a Subsidiary thereof has the right to use or is the sole and exclusive owner of all right, title and interest in and to all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by the Company and its Subsidiaries (collectively, the “Intellectual Property Rights”) and in and to each material invention, software, trade secret, technology, product, composition, formula and method of process used by the Company or its Subsidiaries (the Intellectual Property Rights and such other items, the “Intellectual Property”), and, to the Company’s knowledge, has the right to use the same, free and clear of any claim or conflict with the rights of others;

(ii)           no royalties or fees (license or otherwise) are payable by the Company or its Subsidiaries to any Person by reason of the ownership or use of any of the Intellectual Property except as set forth on Schedule 3.1(o);

(iii)          there have been no claims made against the Company or its Subsidiaries asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to its knowledge, there are no reasonable grounds for any such claims;

(iv)          neither the Company nor its Subsidiaries have made any claim of any violation or infringement by others of its rights in the Intellectual Property, and to the best of the Company’s knowledge, no reasonable grounds for such claims exist; and

(v)           neither the Company nor its Subsidiaries have received notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property.

(p)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete.  During the 12 months prior to the date hereof, neither the Company nor any Subsidiary has received any notice from any of its insurers that it will not be able to renew its existing insurance coverage as and when such coverage expires.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the Recent Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)            Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that would significantly adversely affect the Company’s internal controls.  As of the date of this Agreement, the Company has not determined, nor has it been advised in writing by its independent accounting firm, at any time after December 31, 2005 through the date of this Agreement, that there are any material weaknesses in the Company’s internal controls.

(s)           Regulatory Authorities.  Without limiting the generality of the representations and warranties made in the paragraphs above and below, the Company represents and warrants that (i) the Company and each of its Subsidiaries is in material compliance with all applicable provisions of the United States Federal Food, Drug, and Cosmetic Act and the rules and regulations promulgated thereunder (the “FDC Act”) and equivalent laws, rules and regulations in jurisdictions outside the United States in which the Company or its Subsidiaries do business, (ii) its products and those of each of its Subsidiaries that are in the Company’s control are not adulterated or misbranded and are in lawful distribution, (iii) all of the products marketed by and within the control of the Company comply in all material respects with any conditions of approval and the terms of the application by the Company to the appropriate Regulatory Authorities (as defined below), (iv) to the knowledge of the Company and its Subsidiaries, no Regulatory Authority has initiated legal action with respect to the manufacturing of the Company’s products, such as seizures or required recalls, and the Company uses best efforts to comply with applicable good manufacturing practice regulations, (v) its products are labeled and promoted by the Company and its representatives in substantial compliance with the applicable terms of the marketing applications submitted by the Company to the Regulatory Authorities and the provisions of the FDC Act and foreign equivalents, (vi) all adverse events that were known to and required to be reported by Company to the Regulatory Authorities have been reported to the Regulatory Authorities in a timely manner, (vii) neither the Company nor any of its Subsidiaries is, to their knowledge, employing or utilizing the services of any individual who has been debarred under the FDC Act or foreign equivalents, (viii) all stability studies required to be performed for products distributed by the Company or any of its Subsidiaries have been completed or are ongoing in material compliance with the applicable Regulatory Authority requirements, (ix) any products exported by the Company or any of its Subsidiaries have been exported in compliance with the FDC Act and (x) the Company and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Controlled Substances Act.  As used herein, “Regulatory Authority” means any governmental authority in a country or region that regulates the manufacture or sale of Company’s products, including, but not limited to, the United States Food and Drug Administration.

(t)            Certain Fees.  Except as set forth in Schedule 3.1(t) and Section 4.1(c), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  Except as set forth in Section 4.1(c), the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(u)           Regulation S. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. Neither the Company nor any of its Affiliates nor any person acting on its behalf has engaged in any “directed selling efforts,” as that term is defined in Rule 902 of Regulation S of the

Securities Act, in connection with the offering of the Securities. The Company has offered the Securities for sale only to the Purchasers, all of whom are not “U.S. Persons,” within the meaning of Rule 902 of Regulation S under the Securities Act.

(v)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(w)          Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(x)            Form S-3 Eligibility.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.3 upon the full exercise of the Put, the full exercise of the Call or the Automatic Exchange Date, the Company is eligible to register the resale of the Exchange Shares and Exchange Warrant Shares by the Purchasers under Form S-3 promulgated under the Securities Act and the Company hereby covenants and agrees to use reasonable best efforts to maintain its eligibility to use Form S-3 until the Registration Statement covering the resale of the Exchange Shares and Exchange Warrant Shares shall have been filed with, and declared effective by, the Commission.

(y)           Taxes.  Except for matters that would not, individually or in the aggregate, would result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(z)            Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(aa)         Antitakeover Provisions. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement or any of the Transaction Documents or under the agreements relating to the Collateral Transactions, including, without limitation, as a result of the Company’s issuance of the Securities and the Warrants and the Purchasers’ ownership of the Securities and the Warrants.

The Purchasers each acknowledge and agree that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in this Agreement and in the other Transaction Documents.

3.2           Representations and Warranties of IAPL.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof, IAPL hereby makes the representations and warranties set forth below to each Purchaser as of the date hereof and as of the Closing Date:

(a)           Incorporation and Qualification.  IAPL is an entity duly incorporated and validly existing under the laws of the Republic of Singapore, with the requisite power and authority to own and use its properties and assets and to carry on its business as contemplated by the Company and IAPL in the License Agreement (subject to the procurement of all IAPL Material Permits, as defined in Section 3.2(i)).  IAPL is not in violation or default of any of the provisions of its Memorandum of Association and Articles of Association.

(b)           Authorization; Enforcement.  IAPL has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents required to be executed by it in connection with this Agreement and otherwise to carry out its obligations thereunder.  The execution and delivery of such Transaction Documents by IAPL and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of IAPL and no further action is required by IAPL in connection therewith, other than as explicitly set forth in Section 3.2(d) of this Agreement.  Each such Transaction Document, to the extent required, has been (or upon delivery thereof will have been) duly executed by IAPL and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of IAPL enforceable against IAPL in accordance with its terms except (i) as limited by applicable time bar, bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)           No Conflicts.  The execution, delivery and performance of the Transaction Documents required to be executed by it in connection with this Agreement by IAPL, the issuance and allotment of the Shares and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of IAPL’s Memorandum of Association or Articles of Association, or (ii) subject to the approvals set forth in Section 3.2(d), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which IAPL is subject (including assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.3 hereof, the securities laws and regulations of the Republic of Singapore), or by which any property or asset of IAPL is bound or affected, except in the case of clause (ii) such as would not result in a Material Adverse Effect.

(d)           Filings, Consents and Approvals.  IAPL is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other governmental authority in the Republic of Singapore or other Person in connection with the execution, delivery and performance by IAPL of the Transaction Documents required to be executed by it in connection with this Agreement, other than filing or lodging such notices, returns and other documents as may be required by the Accounting and Corporate Regulatory Authority of Singapore.

(e)           Issuance of the Shares.  The Shares, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, and on allotment rank pari passu in all respects with the existing Ordinary Shares of IAPL, free and clear of all Liens imposed by IAPL other than restrictions on transfer provided for in the Memorandum of Association and the Articles of Association of IAPL and the Transaction Documents.

(f)            Capitalization.  The share capital of IAPL consists of [                    ] Ordinary Shares and no preference shares, of which [                    ] Ordinary Shares are issued and fully paid up prior to the Closing of the transactions contemplated herein.

(g)           Litigation.  There are no Actions pending or, to the knowledge of IAPL, threatened against or affecting IAPL which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents required to be executed by it in connection with this Agreement or the Shares such as would result in a Material Adverse Effect.

(h)           Compliance.  IAPL (i) is not in violation of any order of any court, arbitrator or governmental body of the Republic of Singapore, except as would not have a Material Adverse Effect, or (ii) is not in violation of any statute, rule or regulation of any governmental or regulatory authority of the Republic of Singapore applicable to its business or assets, except as would not have a Material Adverse Effect.

(i)            Regulatory Requirements.  IAPL is seeking all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of its business as contemplated by the Company and IAPL in the License Agreement (the “IAPL Material Permits”).

(j)            Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by IAPL to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  Except as set forth in Section 4.1(b), the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(k)           Prospectus Requirements.  Assuming the accuracy and compliance of the Purchasers’ representations, warranties and undertakings set forth in Sections 3.3 and 5.3, the issuance and allotment of the Shares by IAPL as contemplated hereby are not subject to a prospectus registration requirement under the Securities and Futures Act.

The Purchasers each acknowledge and agree that IAPL does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in this Agreement and in the other Transaction Documents required to be executed by IAPL in connection with this Agreement .

3.3           Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof, as of the Closing Date and as of the date of exercise of the Call, the exercise of the Put, or the occurrence of the Automatic Exchange Date, as the case may be, to the Company and IAPL as follows:

(a)           Organization; Authority.  Such Purchaser (if other than a natural person) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Documents to which such Purchaser is a party and performance by such Purchaser of the transactions contemplated thereby have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Offering Outside the United States; Private Offering in Singapore. (i) Such Purchaser is not a “U.S. Person” (as defined in Rule 902 of Regulation S under the Securities Act); (ii) such Purchaser was physically outside the United States when the Purchaser was offered the Securities and when it executed this Agreement; and (iii) such Purchaser is purchasing the Shares for the Purchaser’s own account and not on behalf of or for the benefit of any U. S. Person or any other Person, has not prearranged the sale of the Securities to any buyer in the United States or Singapore and has no present plan or intention to engage in a distribution of the Securities in the United States or Singapore at any time; and (v) such Purchaser is not a distributor or dealer with respect to this transaction.

(c)           Investment Intent.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act, the Securities and Futures Act or any applicable state securities law.  Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance the terms of the Securities and with applicable federal and state securities laws in the United States at any time, provided, however, that such sale is subject to Section 5.3 of this Agreement).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           No Registration, Review or Approval.  Such Purchaser acknowledges and understands that the offering and sale of the Securities to such Purchaser has not been reviewed or approved by the Commission, the Monetary Authority of Singapore, by any state or other securities commission, authority or agency, and is not registered under the Securities Act, the Securities and Futures Act, or under the securities or “blue sky” laws, rules or regulations of any state.  Such Purchaser acknowledges, understands and agrees that the Securities are being offered and sold pursuant to an offshore offering exemption to the registration provisions of the Securities Act pursuant to Regulation S promulgated under the Securities Act.  Such Purchaser understands that the Company and IAPL are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities.

(f)            Disclosure; Access to Information.  Such Purchaser, in offering to purchase and/or otherwise acquire the Securities, has relied upon an independent investigation made by it and its representatives, if any, and has, prior to the date hereof, been given access to and the opportunity to examine all books and records, and all material contracts and documents of the Company and IAPL, including the Company’s Recent Reports.  In making a decision to purchase and/or otherwise acquire the Securities, such Purchaser is not relying on any oral or written representations or assurances from the Company or IAPL, or any representation of the Company or IAPL, other than as set forth in this Agreement, public filings of the Company or in a document executed by a duly authorized representative of the Company or IAPL making reference to this Agreement.

(g)           No General Solicitation or Directed Selling Efforts.  Such Purchaser is not purchasing and/or acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.  Such Purchaser has not engaged in and is not aware of any other person acting on its behalf having engaged in any “directed selling efforts,” as that term is defined in Rule 902 of Regulation S of the Securities Act, in connection with the offering of the Securities.  The Purchaser has not paid and is not obligated to pay any promotional expense in connection with the purchase and/or acquisition of any Securities other than those incurred for administrative or professional services.

(h)           Legends.  Such Purchaser understands that certificates evidencing the Securities, if any, will bear certain restrictive legends as set forth in Section 5.3(b) below.

(i)            No Short Positions.  Such Purchaser has not entered, during the 30 days prior to the date of this Agreement, and shall not enter, from the date of this Agreement through 48 hours after the Closing Date, into any Short Sales.  For purposes of this Section 3.3(i), a “Short Sale” by a Purchaser means a sale of the Company’s Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Company’s Common Stock.  For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of all Common Stock Equivalents then held by such Purchaser (assuming that such Common Stock Equivalents were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.  Other than the Put and the Call as provided for by this Agreement, such Purchaser and its affiliates do not have any put option, short position or other similar instrument or position with respect to any securities of the Company or IAPL.

(j)            Restrictions on Resale.  Such Purchaser acknowledges that the transfer, resale or other disposition of the Securities is subject to the restrictions set forth in Sections 5.2(b) and 5.3 of this Agreement.

(k)           No Legal or Tax Advice From Company or IAPL.  Such Purchaser understands and acknowledges that nothing in any materials received by the Purchaser in connection with the acquisition of the Securities constitutes legal, tax or investment advice.  Such Purchaser has had the opportunity to review the Transaction Documents and the transactions contemplated by the Transaction Documents with the Purchaser’s own legal counsel and with its own tax advisors, if any.  Such Purchaser is relying solely on such counsel and tax advisors and not on any statements or representations of the Company or IAPL or any of the Company’s or IAPL’s agents for legal and tax advice with respect to this investment and the transactions contemplated by this Agreement and the other Transaction Documents.  Such Purchaser understands that the Purchaser (and not the Company or IAPL) shall be solely responsible for any tax liability of the Purchaser that may arise as a result of this investment or the transactions contemplated by this Agreement.

(l)            Acknowledgement of Collateral Transactions with Certain Purchasers. Such Purchaser acknowledges that the Company will be issuing additional shares of its Common Stock and warrants to purchase shares of its Common Stock in the Inovio Financing, pursuant to the terms described on Exhibit F hereto.  Such Purchaser also acknowledges that the Company will allow certain holders of its outstanding shares of its Series A and Series C Cumulative Convertible Preferred Stock (“Preferred Stock”) to exchange pursuant to the applicable certificates of designation shares of Preferred Stock for shares of the Company’s Common Stock and warrants to purchase shares of Common Stock in the same terms as provided in the Inovio Financing (the “Preferred Exchange”).  The Inovio Financing and the Preferred Exchange are together the “Collateral Transactions,” and such Purchaser intends to participate as a Purchaser in the transaction contemplated by this Agreement notwithstanding the Collateral Transactions and notwithstanding that the Company has not offered, and is not permitting, all Purchasers to engage in the Collateral Transactions.  Each of the Purchasers (other than those engaging in the Collateral Transactions), waives any right such Purchaser may otherwise have to engage in the Collateral Transaction or to receive the consideration from the Company being provided to the Purchasers engaging in the Collateral Transaction.

(m)          No Liens on Shares.  Such Purchaser further undertakes not to at any time create a Lien upon its Shares or any portion thereof (not including the Call under this Agreement).  Immediately prior to an Exchange, such Purchaser shall be legally and beneficially entitled to the whole of the interest in its Shares, and there shall be no Lien whatsoever on any of the Shares.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in this Section 3.3.

ARTICLE IV.
EXCHANGE OF SHARES

4.1           Right to Exchange of Shares.  Each Share issued to a Purchaser pursuant to this Agreement shall be exchangeable for the Exchange Consideration as follows:

(a)           Exchange Ratio.  Each Share issued to a Purchaser pursuant to this Agreement shall be exchangeable for one (1) Exchange Shares, plus an Exchange Warrant exercisable to purchase 0.35 Exchange Warrant Shares (the “Exchange Ratio”), subject to adjustment for share dividends, share splits, recapitalizations, reorganizations or similar events undertaken by IAPL, with respect to its Ordinary Shares, and by the Company with respect to its Common Stock.  All Shares to be exchanged by a Purchaser shall be aggregated together in determining the number of Exchange Shares and Exchange Warrant Shares such Purchaser is entitled to pursuant to an Exchange.

(b)           Lead Purchaser Compensation.  The Company agrees to honor any adjustments to the planned distribution of the Exchange Warrants agreed to by the Purchasers upon receipt of a written, executed agreement documenting any such arrangement for compensation of the Lead Purchaser; provided, however, the Company shall not be required to (i) issue any Exchange Consideration in excess of the aggregate amount otherwise required pursuant to the Exchange Ratio, as adjusted pursuant to Section 4.1(a) of this Agreement, and (ii) shall not be required to issue any securities to a Person who does not meet the requirement for transfer of the Securities pursuant to Section 5.3 of this Agreement.  The Lead Purchaser shall indemnify and hold harmless the Company, IAPL, their Affiliates, each of their officers, directors, partners, employees and agents and their respective successors and assigns, from and against any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) or other losses which are caused by or arise out of any such adjustments to the planned distribution of the Exchange Warrants by the Company.

4.2           Exercise of Exchange Rights; Notice.

(a)           Automatic Exchange.  On the Automatic Exchange Date, the Company shall be required and hereby agrees to issue the Exchange Consideration in exchange for all of the Shares, and each Purchaser shall be required and hereby agrees to exchange its Shares for the Exchange Consideration as set in Section 4.3 below.

(b)           Mandatory Exchange.  If prior to the Automatic Exchange Date a third party and the Company enter into any bona fide agreement approved by the Company Board regarding:

(i)            the Company’s Intellectual Property Rights pertaining to oncology which would require the Company to include the Licensed Rights in such agreement, or

(ii)           the merger or sale of all or substantially all of the assets of the Company or the sale of securities of the Company in a transaction in which the holders of the Company’s securities before the transaction would cease to hold more than 50% of the equity interests of the entity surviving the transaction (each a “Triggering Event”), then, the Company shall promptly provide each Purchaser a written notice of the Triggering Event in substantially the form attached hereto as Exhibit G (the “Call Notice”).  Upon exercise of the Call, by delivery of such notice, the Company shall be required and hereby agrees to issue the Exchange Consideration in exchange for all of the Shares, and each Purchaser shall be required and hereby agrees to exchange its Shares in consideration for the Exchange Consideration as set in Section 4.3 below.  The Call may not be exercised for less than all of the outstanding Shares.

(c)           Exchange Upon a Terminating Event.  If prior to the Automatic Exchange Date, either of the following occurs (each a “Terminating Event”):

(i)            the closing of an acquisition of IAPL by merger, by sale of all or substantially all of the assets of IAPL or by sale of securities of IAPL in a transaction in which the Ordinary Shareholders before the transaction cease to hold more than 50% of the equity of the entity surviving the transaction,

(ii)           the consummation of a recapitalization, share reorganization or other event as a result of which the Shares would be converted into or exchanged for other securities or assets, other than pursuant to this Section 4.2 and Section 4.3, or

(iii)          the closing of an initial public offering of securities of IAPL,

the Company must provide each Purchaser a written notice of the Terminating Event at least 90 calendar days prior to the closing of the Terminating Event including all relevant and pertinent information regarding such Terminating Event (including without limitation price and consideration, name and nature of business of the acquiring party and conditions to closing).

Upon receipt of notice of a Terminating Event, each Purchaser may exercise its Put by providing the Company written notice in the substantially the form attached hereto as Exhibit H (the “Put Notice”); the exercise of the Put may be conditioned upon the actual closing of the Terminating Event for which notice was provided.  Upon exercise of the Put, the Company shall be required and hereby agrees to issue the Exchange Consideration in exchange for all of the Shares held by such Purchaser, and each Purchaser shall be required and hereby agrees to exchange its Shares in consideration for the Exchange Consideration as set forth in Section 4.3 below. The Put may not be exercised for less than all of the Shares held by such Purchaser.

(d)           Exchange Upon a Company Distribution.  If prior to the Automatic Exchange Date, the Company approves and pays or issues a dividend or other distribution on its capital stock (a “Company Distribution”), the Company must provide each Purchaser at least 60 days prior written notice of such Company Distribution and the details and circumstances surrounding the same.  Upon receipt of notice of a Company Distribution, each Purchaser may exercise its Put by providing the Company a Put Notice; the exercise of the Put may be conditioned upon the actual payment or issuance of the Company Distribution for which notice was provided.  Upon exercise of the Put, the Company shall be required and hereby agrees to issue the Exchange Consideration in exchange for all of the Shares held by such Purchaser, and each Purchaser shall be required and hereby agrees to exchange its Shares in consideration for the Exchange Consideration as set forth in Section 4.3 below. The Put may not be exercised for less than all of the Shares held by such Purchaser.

(e)           No Optional Exchange.  Except as set forth in Sections 4.2(a)-(d) above, there shall be no exercise of the Call or the Put.

(f)            Confidentiality.  Each Purchaser hereby:

(i)            agrees to maintain in confidence any and all of the facts and circumstances of any Triggering Event or Terminating Event set forth in a notice pursuant to Sections 4.2(b) and (c) or otherwise made known to it by or through IAPL, the Company or any officer, director, employee, stockholder or agent thereof (the “Information”) until forty-eight (48) hours after the Company makes such Information publicly available to all of the Ordinary Shareholders and all of the Company’s stockholders;

(ii)           acknowledges that until the Company makes a filing with the Commission pertaining to such Information or broadly disseminates a press release making any such Information publicly available, that such information constitutes material non-public information; and

(iii)          agrees not to acquire (other than pursuant to the Put, the Call or upon the Automatic Exchange or upon exercise of the Exchange Warrants, or in connection with the Inovio Financing or exercise of any of the warrants issued in the Inovio Financing) or sell any of the Company’s securities until forty-eight (48) hours after the Company makes a filing with the Commission pertaining to such Information or broadly disseminates a press release making any such Information publicly available or the Purchaser receives notice from the Company that the Triggering Event or Terminating Event will not occur (and the Company agrees to promptly notify each Purchaser if it determines that a Triggering Event or Terminating Event of which the Company previously notified the Purchasers will not occur).

4.3           Procedures for Exchange.

(a)           The date of the Call Notice or Put Notice, as applicable, shall be the effective date for the exercise of the Call or Put, respectively, and the effective date of the Exchange under Section 4.3(d) below (or if not a business day, the effective date will be the first business day thereafter).

(b)           No later than three (3) business days after the exercise of the Call, the exercise of the Put, or the occurrence of the Automatic Exchange Date, as the case may be, the each Purchaser shall duly complete and deliver a letter of transmittal and instructions for use in such Exchange (a “Letter of Transmittal”), substantially in the form attached as Exhibit I.  The Purchaser, shall deliver the Letter of Transmittal, together with the share certificates in respect of all of the Shares which it held immediately before the exercise of the Call, the exercise of the Put, or the occurrence of the Automatic Exchange Date, as the case may be, and valid share transfer forms in respect of the Shares, each duly executed by the Purchaser in favor of the Company.  The delivery shall be effected, and risk of loss shall pass, only upon proper delivery of the Letter of Transmittal, share certificates and valid share transfer forms in the manner prescribed in the Letter of Transmittal.

(c)           Each of the Purchasers holding Shares to be exchanged in consideration for the Exchange Consideration pursuant to Section 4.2 will be entitled, upon surrender and delivery to the Exchange Agent of the certificate(s) for the Shares, a properly completed and duly executed Letter of Transmittal and any duly executed share transfer forms in respect of the Shares in favor of the company, to receive the Exchange Consideration in respect of the Shares represented by such certificate(s) within no more than five (5) Trading Days of the Exchange Agent’s receipt of the Letter of Transmittal and accompanying documentation.  Until so surrendered, after the exercise of the Call, the exercise of the Put or the occurrence of Automatic Exchange Date, as the case may be, each Purchaser holding a certificate for the Shares agrees that, notwithstanding anything in the Articles of Association of IAPL, it shall have only the right to receive the Exchange Consideration and it undertakes that it shall not purport to exercise any rights of an Ordinary Shareholder with respect to the Shares, including, but not limited to, the right to vote such Shares, receive dividends or other distributions thereon, exercise the rights set forth in Section 5.2, or to receive any other notices or other communication concerning the business or affairs of IAPL, and this undertaking shall continue until the Company is registered on the relevant books of IAPL as the holder of the Shares.  Each Purchaser further acknowledges that the transfer of the Shares upon surrender may not be recorded and the Exchange Consideration will be issued prior to completion of the actions set forth in Section 4.3(d), and IAPL undertakes to satisfy its obligations pursuant to Section 4.3(d) in a timely manner allowing for delivery of the Exchange Consideration within the time prescribed herein.

(d)           In connection with the completion of the Exchange (not as a condition to the rights of the Purchasers to receive the Exchange Consideration), within three (3) business days of the effective date of the Exchange, as determined pursuant to Section 4.3(a), IAPL shall:

(i)            prepare, have signed by a Director or the Secretary of IAPL, and deliver to the Exchange Agent a working sheet computing the net asset value per share of IAPL; and

(ii)           deliver to the Exchange Agent certified true copies of the resolutions passed by the board of directors of IAPL approving the transfer of the Shares to the Company, authorizing the issue of new share certificates in respect of the Shares in favor of the Company, approving the entry into the register of members of IAPL the name of the Company as the holder of the Shares and the making of such other entries into other corporate records of IAPL as may be necessary, and noting the resignation of the directors of IAPL nominated by the Purchaser pursuant to Section 5.1 below and appointing as the directors of IAPL the person(s) nominated by the Company as notified to the Purchaser with effect from the exercise of the Call, the exercise of the Put, or the occurrence of the Automatic Exchange Date, as the case may be.

4.4           Registration Rights.  The Company and the Purchasers shall enter into the Registration Rights Agreement providing for the registration of the Exchange Shares and the Exchange Warrant Shares for resale on the terms set forth therein.

ARTICLE V.
OTHER AGREEMENTS OF THE PARTIES

5.1           Board of Directors.  Upon the Closing, the authorized size of the IAPL Board shall be five (5) members and shall consist of (i) one (1) director appointed or elected by the Majority Purchasers so long as the Purchasers, in the aggregate, hold at least 10% of the outstanding Ordinary Shares of IAPL, (ii) three (3) directors appointed or elected by the Company so long as the Company holds at least 10% of the outstanding Ordinary Shares of IAPL, and (iii) one (1) director jointly appointed or elected by the Majority Purchasers and the Company so long as the Purchasers, in the aggregate, and the Company each respectively hold at least 10% of the outstanding Ordinary Shares of IAPL.  The Majority Purchasers shall identify and provide IAPL written notice of their initial appointee to the IAPL Board at the time of execution of this agreement, and, if the appointee qualifies with any and all requirements for a board position under the laws of the Republic of Singapore, IAPL’s Memorandum of Association and IAPL’s Articles of Association, the IAPL Board shall formally appoint the Majority Purchasers’ appointee to the IAPL Board effective as of and subject to the Closing.  In the event that the Purchasers, in the aggregate, cease to hold at least 10% of the outstanding Ordinary Shares of IAPL, the Purchasers undertake jointly and severally to procure a written resignation from the director appointed or elected by the Majority Purchasers under (i) above, and if required by the Company from the direct appointed or elected under (iii) above, with immediate effect from such cessation, with an irrevocable and unconditional release of IAPL from any and all claims or demands whatsoever that such director(s) may have against IAPL.

5.2           Additional Rights of Purchasers.

(a)           Right of First Refusal.  Each Ordinary Shareholder shall have the right to purchase and/or otherwise acquire up to its pro rata portion, as determined below, of any New Securities (as defined below) offered by IAPL on the same price and terms and conditions as IAPL offers such New Securities to other potential investors, including any other Ordinary

Shareholder (the “Right of First Refusal”).  Determination of the holder’s pro rata portion of New Securities pursuant to the Right of First Refusal shall be based on the Ordinary Shareholder’s percentage of ownership of IAPL’s issued and outstanding Ordinary Shares held at the time of the offer of the New Securities.

(i)            For purposes of this Section 5.2(a), “New Securities” means any equity interest of IAPL, including Ordinary Shares, or interest convertible into or exchangeable for equity interest of IAPL, including Ordinary Shares.  The term “New Securities” shall not include (A) securities offered to the public generally pursuant to a registration statement under the Securities Act, (B) options to purchase Ordinary Shares or other equity interest, issued or issuable to employees, consultants and directors, pursuant to any plans or agreements approved by the IAPL Board for the primary purpose of soliciting or retaining such services, (C) securities issued or issuable pursuant to the conversion or exercise of convertible, exercisable or exchangeable securities that are outstanding as of the date hereof or that are issued in compliance with this Section, (D) securities issued or issuable in connection with a bona fide business acquisition of or by IAPL, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, approved by the IAPL Board, (E) securities issued or issuable to financial institutions, landlords or lessors in connection with commercial credit arrangements, real estate transactions, or equipment financings, (F) securities issued or issuable pursuant to a split in Ordinary Shares, a share dividend, combination or like event, or (G) securities issued or issuable pursuant to a strategic alliance or partnering arrangement entered into primarily for non-capital raising purposes and approved by the IAPL Board.

(ii)           Prior to the issuance of New Securities by IAPL, IAPL shall deliver a notice to each Ordinary Shareholder stating (A) its bona fide intention to offer such new Securities, (B) the number of such New Securities to be offered, and (C) the price and terms, if any, upon which it proposes to offer such new Securities (the “Participation Notice”).  Within 15 days after receipt of the Participation Notice, each Ordinary Shareholder may elect to purchase or obtain, at the price and on the terms specified in the Participation Notice, up to its pro rata portion of such New Securities; provided, however, that a Ordinary Shareholder’s portion may be reduced on a pro rata basis among all holders of the Ordinary Shares if the IAPL Board unanimously determines that such a reduction is necessary to provide a sufficient incentive for a new investor to purchase shares.  IAPL shall promptly, in writing, inform each Ordinary Shareholder that purchases all the shares available to it (each, a “Fully Exercising Holder”) of any other Ordinary Shareholder’s failure to do likewise.  During the ten-day period commencing after receipt of such information, each Fully Exercising Holder shall be entitled to obtain that portion of the New Securities for which Ordinary Shareholders were entitled to subscribe but which were not subscribed for by the Ordinary Shareholders that is equal to its pro rata portion.

(iii)          This Right of First Refusal shall terminate upon the earlier of (a) provision of notice by the Company of a Terminating Event, (b) the exercise of the Put or the Call, and (c) the Automatic Exchange Date.

(iv)          The Company’s obligations pursuant to this Right of First Refusal may be amended or waived only upon the written consent of the Majority Purchasers.

(b)           Right of First Refusal and Co-Sale.  Each Ordinary Shareholder shall, on the terms and conditions set forth below, have the right to purchase up to its pro rata portion, as determined below, of any equity interest of IAPL offered for Transfer (as defined below) by another Ordinary Shareholder (a “Selling Shareholder”) on the same price and terms and conditions as the Selling Shareholder offers such equity interest (the “Offered Shares”) to the potential purchasers, or Transfer its Ordinary Shares in the proposed sale on a pro rata basis (the “Refusal and Co-Sale Right”).  Determination of the Ordinary Shareholder’s pro rata portion pursuant to the Refusal and Co-Sale Right shall be based on the Ordinary Shareholder’s percentage of ownership of IAPL’s issued and outstanding Ordinary Shares held at the time of the Selling Shareholder’s offer.

(i)            For purposes of this Section 5.2(b), “Transfer” includes any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any equity interest of IAPL; provided, however, any Exchange pursuant to the terms of this Agreement, and any transfer by a Purchaser to an Affiliate of such Purchaser (which shall be subject always to Section 5.3), shall not constitute a Transfer and shall not be subject to the Refusal and Co-Sale Right.

(ii)           At the time a Selling Shareholder proposes to Transfer the Offered Shares, such Selling Shareholder shall promptly give written notice (the “Transfer Notice”) simultaneously to IAPL and to each of the Ordinary Shareholders at least thirty (30) days prior to the closing of such Transfer.  The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, a description and amount of the Offered Shares to be transferred, the material terms and conditions upon which the proposed Transfer is to be made, the consideration to be paid, the name and address of each prospective purchaser or transferee, and a statement of grounds for such Transfer with regard to the restrictions set forth in Section 5.3.  Each Ordinary Shareholder shall then have the right, exercisable upon written notice to the Selling Shareholder within fifteen (15) days after the receipt of the Transfer Notice, to purchase its pro rata portion of the Offered Shares and on the same terms and conditions as set forth therein (a “Participating Holder”).

(iii)          In the event that not all of the Ordinary Shareholders elect to purchase their pro rata share of the Offered Shares within the time period set forth in Section 5.2(b)(ii), then the Selling Shareholder shall promptly give written notice to each Participating Holder, which shall set forth the amount of the Offered Shares not purchased by the other holders, and shall offer each Participating Holder the right to acquire such unsubscribed Offered Shares.  The Participating Holder shall have five (5) days after receipt of such notice to notify the Selling Shareholder of an election to purchase its pro rata share of the unsubscribed Offered Shares on the same terms and conditions as set forth in the Transfer Notice.

(iv)          Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Participating Holders shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.  If the Selling Shareholder and a majority-in-interest of the Participating Holders (based on the amount of equity interests to be purchased) cannot agree on such cash value within ten (10) days after delivery of the Transfer Notice, the valuation shall be made by an appraiser of recognized standing selected by the Selling Shareholder and IAPL or, if they cannot agree on an appraiser within twenty (20) days after delivery of the Transfer Notice, each shall select an appraiser of recognized standing and those appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value.  The cost of such appraisal shall be shared equally by the Selling Shareholder and the Participating Holders, with half of the cost borne by the Participating Holders pro rata by each, based on the number of shares such parties have expressed an interest in purchasing pursuant to Sections 5.2(b)(ii) and (iii).

(v)           Notwithstanding any other provision of this Section 5.2(b), the Selling Shareholder shall be under no obligation to sell the Offered Shares to the Participating Holders unless the aggregate amount of Offered Shares to be purchased by the Participating Holders as a result of the exercise of the rights pursuant to Sections 5.2(b)(ii)-(iv) shall constitute all of the Offered Shares described in the Transfer Notice.

(c)           In the event the Ordinary Shareholders fail to exercise their respective rights to purchase all of the Offered Shares offered subject to the Refusal and Co-Sale Right, following the exercise or expiration of the rights of purchase set forth in Sections 5.2(b)(ii)-(iv), then the Selling Shareholder shall deliver to IAPL and each Ordinary Shareholder a written notice (the “Co-Sale Notice”) that each Ordinary Shareholder shall have the right, exercisable upon written notice to such Selling Shareholder within fifteen (15) days after receipt of the Co-Sale Notice, to participate in such Transfer of equity interests on a pro rata basis on the same terms and conditions.  Determination of the Ordinary Shareholder’s pro rata participation in the Transfer pursuant to the Refusal and Co-Sale Right shall be based on the Ordinary Shareholder’s percentage of ownership of IAPL’s issued and outstanding Ordinary Shares held at the time of the proposed Transfer.  Such responsive notice shall indicate the number of Ordinary Shares the Ordinary Shareholder wishes to sell under its co-sale right.  To the extent one (1) or more of the Ordinary Shareholders exercise such right of participation in accordance with the terms and conditions set forth below (becoming thereby a “Co-Sale Participant”), the amount of equity interest that such Selling Shareholder may sell in the transaction shall be correspondingly reduced.  To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, such Selling Shareholder shall not sell to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Co-Sale Participant on the same terms and conditions specified in the Co-Sale Notice.

(i)            If none of the Ordinary Shareholders elect to participate in the sale of equity interests subject to the Co-Sale Notice, the Selling Shareholder may, not later than fifteen (15) days following delivery of the Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of the Offered Shares covered by the Co-Sale Notice within fifteen (15) days of such agreement for the same or greater per share purchase price as described in the Co-Sale Notice and on other terms and conditions not materially more favorable to the transferor than those described in the Co-Sale Notice.  Any proposed Transfer on terms and conditions materially more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed Transfer of any of the equity interest by the Selling Shareholder, shall again be subject to the Refusal and Co-Sale Right of the Ordinary Shareholders shall require compliance by the Selling Shareholder with the procedures described in Section 5.2(b) and (c).

(ii)           This Refusal and Co-Sale Right shall terminate upon the earlier of (a) provision of notice by the Company of a Terminating Event, (b) the exercise of the Put or the Call, and (c) the Automatic Exchange Date.

(iii)          The Selling Shareholder’s obligations pursuant to this Refusal and Co-Sale Right may be amended or waived only upon the written consent of the Majority Purchasers.

(d)           Financial Reports.  So long as the Purchasers hold in the aggregate at least 10% of the issued and outstanding Ordinary Shares of IAPL, IAPL will deliver to each Purchaser, by e-mail attachment or by availability of such documents on the Company’s website:  (i) audited annual consolidated financial statements within ninety (90) days after the end of each fiscal year; (ii) unaudited quarterly consolidated financial statements within forty-five (45 days) of the end of each quarter; and (iii) when available, an annual consolidated budget.  IAPL’s obligations under this Section 5.2(d) shall cease upon a Terminating Event.

5.3           Transfer Restrictions.

(a)         The Securities may only be transferred or disposed of in compliance with U.S. federal and state securities laws and the securities laws of The Republic of Singapore to the extent applicable; provided, however, the Shares may not be transferred separate from the Put and the Call and the Automatic Exchange.  Each Purchaser agrees not to reoffer or sell the Shares, or to cause any transferee permitted hereunder to reoffer or sell the Shares, within the United States or in Singapore, to or for the account or benefit of (i) a “U.S. Person” (as defined in Rule 902 of Regulation S) or (ii) a person in Singapore, unless to (A) a person who is an institutional investor as defined in Section 4A(1) the Securities and Futures Act, (B) a relevant person as defined in Section 275(2) of the Securities and Futures Act, or (C) a person who acquires the Shares as principal if the offer is on terms that the Shares may only be acquired at no less than the minimum consideration prescribed under and in compliance with the other conditions prescribed in Section 275(1A) of the Securities and Futures Act), as part of the distribution of the Shares at any time.  Each Purchaser further agrees to otherwise only transfer the Shares (i) in a transaction meeting the requirements of Regulation S under the Securities Act, including without limitation, where the offer (A) is not made to a person in the United States and either (x) at the time the buy order is originated, the Buyer is outside the United States or the Company and any person acting on the undersigned’s behalf reasonably believe that the buyer is outside the United States, or (y) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on the undersigned’s behalf knows that the transaction has been pre-arranged with a buyer in the United States, and (B) no direct selling efforts shall be made in the United States by the buyer, an affiliate or any person acting on their behalf, or (ii) in a transaction registered under the Securities Act or pursuant to an exemption from such registration.  In connection with any transfer of Securities other than pursuant to an effective registration statement, Rule 144 or to the issuer of the security, the issuer of the security may require the transferor thereof to provide to the issuer of the security an opinion of counsel selected by the transferor and reasonably acceptable to the issuer of the security, the form and substance of which opinion and shall be reasonably satisfactory to the issuer of the security, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer of Shares, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the same rights and be subject to the same obligations as those of the transferor under this Agreement, including, but not limited to, all Exchange provisions set forth in Article IV and the Ordinary Shareholders’ rights set forth in Section 5.2.  As a condition of transfer of Securities, any such transferee shall agree in writing to be bound by the terms of the Registration Rights Agreement and shall have the same rights and be subject to the same obligations as those of the transferor under the Registration Rights Agreement.

(b)           Each Purchaser agrees to the imprinting, so long as is required by Section 5.3(c), of a legend (the “Legend”) on any certificates or other documents evidencing the Securities so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with this Agreement and the provisions of Regulation S under the Securities Act, in the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TOGETHER WITH THE REGULATIONS PROMULGATED THEREUNDER, THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES (AS THAT TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) OR TO A U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATION S) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.  HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.  ANY PERSON ACCEPTING ANY INTEREST IN THE SECURITIES REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING SUCH SECURITIES IN AN OFFSHORE TRANSACTION PURSUANT TO RULE 903 OR 904 OF REGULATION S.”

(c)           Certificates, if any, evidencing the Shares shall contain the Legend.  The Exchange Warrants shall include the Legend and be subject to any additional restrictions on transfer reflected in the terms of the Exchange Warrants.  Certificates evidencing the Exchange Shares and Exchange Warrant Shares shall contain the Legend, except (i) if while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, a Purchaser desiring removal of the Legend, provides (or causes a broker acting on such Purchaser’s behalf to provide) to the Company (or to the Company’s transfer agent on the Company’s behalf), reasonable written assurances to the effect that any of the Exchange Shares or Exchange Warrant Shares, as the case may be, sold or to be sold by such Purchaser have been, or will be, sold in (A) accordance with the plan of distribution set forth in the Prospectus included as part of the relevant registration statement registering the Exchange Shares or Exchange Warrant Shares and (B) in compliance with the prospectus delivery requirements under the Securities Act; or (ii) following any sale of Exchange Shares or Exchange Warrant Shares pursuant to an effective registration statement; or (iii) following any sale of such Exchange Shares or Exchange Warrant Shares pursuant to Rule 144 by such Purchaser, or (iv) if such Exchange Shares or Exchange Warrant Shares are eligible for sale under Rule 144(k), the Purchaser requests removal of the Legend on that basis and provides the Company standard documentation in support of such Legend removal request in form reasonably acceptable to the Company.

(d)           The Company shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required, if any, by the securities law requirements of the Republic of Singapore and of each jurisdiction where a Purchaser resides, as indicated on the signature pages hereto, with respect to the issuance of the Put and, upon an Exchange, the issuance of the Exchange Consideration under this Agreement.

5.4           Securities Laws Disclosure; Publicity.  The Company shall, not later than the business day following the Closing Date issue a press release and, within four business days following the Closing Date, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby.  The Company and the Lead Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Lead Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, following the Closing Date the Company may file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and the occurrence of the Closing and including as exhibits to such Form 8-K this Agreement (including the schedules hereto and the names and addresses of the Purchasers), the Closing Escrow Agreement, the form of the Put Notice, the form of the Call, the form of the Exchange Warrants and the Registration Rights Agreement, in the form required by the Exchange Act and Regulation FD promulgated thereunder. Except as herein provided, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations.

5.5           Non-Public Information.  The Company represents and warrants to each Purchaser that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes material non-public information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representation and covenant in effecting transactions in securities of the Company.  Nothing in this Section 5.5 limits Purchasers’ rights with respect to the representations and warranties set forth in Section 3.1 or Section 3.2.

5.6           Use of Proceeds.  Prior to the earliest of (i) the Automatic Exchange Date, (ii) the Company’s exercise of the Call, or (iii) the exchange of 75% of the Shares for the Exchange Consideration, IAPL shall use the net proceeds received on the Closing Date from the subscription of the Shares only for working capital and general corporate purposes of IAPL.

5.7           Restricted Transactions.

(a)           Prior to the earliest of (i) the Automatic Exchange Date, (ii) the Company’s exercise of the Call, or (iii) the exchange of 75% of the Shares for the Exchange Consideration, IAPL shall not, without the prior written approval of the Majority Purchasers issued pursuant to this Agreement:

(i)            enter into any transaction with (A) the Company, its direct and indirect Subsidiaries or any associate company of the Company, or (B) any officer, director, or other related party of the Company, its direct and indirect Subsidiaries, and any associate company of the Company;

(ii)           declare or make a dividend or any other distribution on the capital stock of IAPL,

(iii)          effectuate any capital reduction;

(iv)          enter into any liquidation or winding-up of IAPL;

(v)           acquire or incur an investment or commitment in excess of US$500,000 (or the equivalent in any currency), in one or a series of related transactions; or

(vi)          enter into any agreement or commitment to take any of the actions described in clauses (i) – (v).

(b)           Except for transactions approved by a majority of the disinterested members of the Company Board, neither the Company nor any of its Subsidiaries shall enter into any transaction with any (i) director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its Subsidiaries, (ii) member of the family of any such person, or (iii) corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof.

5.8           Assignment of Inventions; Confidentiality.  Each employee or consultant of IAPL shall enter into an assignment of inventions and confidentiality agreement with IAPL upon initiation of employment or engagement as a consultant, respectively.  To the extent that such terms are not included in any employment letter or contract or consulting agreement, each employee or consultant shall also enter into a non-competition and non-solicitation agreement with IAPL, satisfactory in form and substance to the Company and the Lead Purchaser (for such time as it remains an Ordinary Shareholder), to be effective for a period of one (1) year after resignation from or termination of employment or consultancy, as applicable, subject to advice from legal counsel in Singapore as to enforceability of any such agreement.

5.9           Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Exchange Shares pursuant to this Agreement and the Exchange Warrant Shares pursuant to any exercise of the Exchange Warrants.

5.10         Listing of Common Stock.  The Company hereby agrees to use reasonable best efforts to maintain the listing of the Common Stock on a Trading Market, and, to the extent that the Common Stock is so listed, to use its best efforts to list all of the Exchange Shares and the Exchange Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Exchange Shares and the Exchange Warrant Shares, and will take such other action as is necessary to cause all of the Exchange Shares and the Exchange Warrant Shares to be listed on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.  The Company shall use its reasonable best efforts to obtain, as expeditiously as practical, a confirmation from AMEX that the Company’s issuance of the Exchange Consideration, the Inovio Financing, the structure of the transactions contemplated by this Agreement and the Inovio Financing, and the pricing of the Shares does not require approval of the Company’s stockholders.

5.11         Additional Covenants.

(a)           IAPL shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required, if any, by the securities law requirements of the Republic of Singapore and each jurisdiction where a Purchaser resides, as indicated on the signature pages hereto, with respect to the subscription or sale of the Shares under this Agreement.

(b)           The Company shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required, if any, by the securities law requirements of the Republic of Singapore and of each jurisdiction where a Purchaser resides, as indicated on the signature pages hereto, with respect to the issuance of the Put and, upon an Exchange, the issuance of the Exchange Consideration under this Agreement.

(c)           Except for the Collateral Transactions, and transactions approved by a majority of the disinterested members of the Inovio Board, neither the Company nor any of its Subsidiaries shall enter into any transaction with any (i) director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its Subsidiaries, (ii) member of the family of any such person, or (iii) corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof.

(d)           From the date of this Agreement until the Closing Date, the Company (1) shall conduct its business in all material respects in the ordinary course, consistent with its past practices, and (2) shall not issue, sell, or agree to issue or sell, any Common Stock or Common Stock Equivalents, other than (A) the grant of options to employees, consultants and directors pursuant to the Company’s equity incentive plans, (B) the issuance of shares of Common Stock upon the exercise or conversion of Common Stock Equivalents that are outstanding on the date hereof, (C) in payment of dividends upon its outstanding Preferred Stock or (D) pursuant to the terms of the Collateral Transactions.

ARTICLE VI.
MISCELLANEOUS

6.1           Fees and Expenses.  Except as otherwise set forth in this Agreement (and with respect to registration expenses, except as set forth in the Registration Rights Agreement), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall bear responsibility for any and all applicable stamp duty due upon an Exchange of its Shares.

6.2           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) one Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 2:00 p.m. (San Diego time) on a Trading Day, (b) two Trading Days after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 2:00 p.m. (San Diego time) on any Trading Day, (c) the fourth Trading Day following the date of shipment, if sent by internationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto. The Company shall, concurrently with providing any notice in the manner set forth in the preceding two sentences, transmit a copy of such notice (which copy shall not, by itself, be deemed to constitute notice hereunder)  by email to such email address as is set forth on the signature pages attached hereto).

6.4           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company, IAPL and The Majority Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof.

6.5           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither the Company nor IAPL may assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser.  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any of its Securities, to the extent of the transferability of such Securities and subject to Section 5.3 of this Agreement, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers.”

6.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8           Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

6.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof; provided, however, that all matters pertaining to the internal affairs doctrine as applicable to IAPL shall be governed by and construed in accordance with the laws of the Republic of Singapore.  Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in Los Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  To the extent permitted by the law applicable to the court in which claims hereunder may be adjudicated, each of the parties hereby waives all rights to a trial by jury. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.10         Survival.  The representations and warranties herein shall survive the Closing, delivery of the Shares, and Exchange, and delivery of the Exchange Consideration.

6.11         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, IAPL or the Company, as appropriate, shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to IAPL or the Company, as applicable, of such loss, theft or destruction and customary and reasonable indemnity, undertaking and statutory declaration, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.14         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers, IAPL and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.15         Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  Each party hereto acknowledges that Fenwick & West LLP is legal counsel to the Lead Purchaser and not any other Purchaser.  For reasons of administrative convenience only, the Purchasers acknowledge and agree that they and their respective counsel have chosen to communicate with the Company and IAPL through the Lead Purchaser.

6.16         Conflict with Memorandum of Association and Articles of Association.  In the event of any conflict or inconsistency between the provisions of this Agreement and the Memorandum of Association or the Articles of Association of IAPL, the former shall prevail to the extent of the inconsistency as to any Purchaser who is for the time being a holder of any Shares in IAPL.

6.17         Contracts (Rights of Third Parties) Act.  A person who is not party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act (Chapter 53B) of Singapore to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the said Act.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase and Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INOVIO BIOMEDICAL CORPORATION			Address for Notice:

Inovio Biomedical Corporation
			Attention:	Peter Kies
Chief Financial Officer
By:	/s/ Avtar Dhillon		11494 Sorrento Valley Road
	Name:	Avtar Dhillon, MD	San Diego, CA 92121-1334
	Title:	President and Chief Executive Officer	Telephone:	(858) 597-6006
			Fax:	(858) 597-0451

With a copy to (which shall not constitute notice):

Mark A. Klein, Esq. Kirkpatrick & Lockhart, Nicholson Graham, LLP 10100 Santa Monica Blvd., 7th Floor Los Angeles, CA 99067
			Telephone:	(310) 552-5000
			Fax:	(310) 552-5001

INOVIO ASIA PTE. LTD.			Address for Notice:

Inovio Asia Pte. Ltd.
			Attention:	Peter Kies,
By:	/s/ Avtar Dhillon			Chief Financial Officer
	Name:	Avtar Dhillon, MD	c/o Rajah & Tann
	Title:	President and Chief Executive Officer	4 Battery Road #26-01 Bank of China Building Singapore, 049908
Telephone: (65) 6232 0701 Fax: (65) 6536 9453

With a copies to (which shall not constitute notice):

Mark A. Klein, Esq. Kirkpatrick & Lockhart, Nicholson Graham, LLP 10100 Santa Monica Blvd., 7th Floor Los Angeles, CA 99067

Telephone:	(310) 552-5000
Fax:	(310) 552-5001

and Arnold Tan, Esq. Rajah & Tann 4 Battery Road #26-01 Bank of China Building Singapore, 049908
Telephone:	(65) 6232 0701
Fax:	(65) 6536 9453

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
(Signature Pages for Purchasers Follow)

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase and Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity: /s/ by investors listed on the attached schedule

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Entity:

Address for Notice of Investing Entity:

Fax:

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount: US$

Number of Shares:

[Omnibus Signature Page to Inovio Asia Securities Purchase and Exchange Agreement]

SCHEDULE 2.1
LIST OF PURCHASERS

Name, Address, Phone/Fax Number,
and Email of Purchaser, and		Common Stock	Common Stock	Total
Registration Instructions	Copies of Notices to	Issued	Warrants Underlying	Subscription
ATP Investments Limited	Fenwick & West LLP	823,045	288,065	USD$	1,999,999.35
80 Raffles Place, #51-02	Embarcadero Center West
Singapore 048624	275 Battery Street
Attention: Patrick gan	San Francisco, CA 94111
Tel: +(65) 65383345	Attn: David Michaels, Esq.
Fax: +(65) 65368129	Tel: (415) 875-2455
Email: patrickgan@atpcap.com	Fax: (415) 281-1350
Email: dmichaels@Fenwick.com

Evia Growth Opportunities Limited	Fenwick & West LLP	411,522	144,032	USD$	999,998.46
80 Raffles Place, #51-02	Embarcadero Center West
Singapore 048624	275 Battery Street
Attention: Patrick gan	San Francisco, CA 94111
Tel: +(65) 65383345	Attn: David Michaels, Esq.
Fax: +(65) 65368129	Tel: (415) 875-2455
Email: kclow@eviacp.com	Fax: (415) 281-1350
Email: dmichaels@Fenwick.com

Aventures 1 Pte Ltd	Fenwick & West LLP	102,880	36,008	USD$	249,998.4
No. 1 Shenton Way, #16-03	Embarcadero Center West
Singapore 068803	275 Battery Street
Attention: Koh Eng Hong	San Francisco, CA 94111
Tel: +(65) 62210839	Attn: David Michaels, Esq.
Fax: +(65) 62205078	Tel: (415) 875-2455
Email: keh@aventures-capital.com	Fax: (415) 281-1350
Email: dmichaels@Fenwick.com

Skyven Growth Capital Fund Pte Ltd	Fenwick & West LLP	102,880	36,008	USD$	249,998.4
2 Alexandra Road, #06-02	Embarcadero Center West
Delta House, Singapore 159919	275 Battery Street
Tel: +(65) 63717088	San Francisco, CA 94111
Fax: +(65) 62720602	Attn: David Michaels, Esq.
Email: peter@skyven.com	Tel: (415) 875-2455
Fax: (415) 281-1350
Email: dmichaels@Fenwick.com

HSBC Institutional Trust Services	Fenwick & West LLP	205,761	72,016	USD$	499,999.23
(Singapore) Limited, as trustee of Pre-IPO	Embarcadero Center West
Fund	275 Battery Street
21 Collyer Quay, #14-01 HSBC	San Francisco, CA 94111
Building, Singapore 049320	Attn: David Michaels, Esq.
Tel: +(65) 64394488	Tel: (415) 875-2455
Fax: +(65) 65345526	Fax: (415) 281-1350
Email: irenetntay@hsbc.com.sg; craigparkinson@hsbc.com.sg	Email: dmichaels@Fenwick.com

Raintree Fund 1 Pte Ltd	Fenwick & West LLP	514,403	180,041	USD$	1,249,999.29
5 Shenton Way, #11-08, UIC Building	Embarcadero Center West
Singapore 068808	275 Battery Street
Tel: +(65) 63194999	San Francisco, CA 94111
Fax: +(65) 62265206	Attn: David Michaels, Esq.
Email: jonathantay@westcombfinancial.com	Tel: (415) 875-2455
Fax: (415) 281-1350
Email: dmichaels@Fenwick.com

Broadven Limited	Fenwick & West LLP	41,153	14,403	USD$	100,001.79
80 Raffles Place, #51-02	Embarcadero Center West
Singapore 048624	275 Battery Street
Attention: Ng Tee Khiang	San Francisco, CA 94111
Tel: +(65) 65383345	Attn: David Michaels, Esq.
Fax: +(65) 65368129	Tel: (415) 875-2455
Email: ntk@broadven.com	Fax: (415) 281-1350
Email: dmichaels@Fenwick.com

Total		2,201,644	770,573	USD$	5,349,994.92

EXHIBIT A

FORM OF EXCHANGE WARRANT

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

ESCROW AGREEMENT

EXHIBIT D

FORM OF OPINION OF SINGAPORE COUNSEL

EXHIBIT E

FORM OF OPINION OF COMPANY COUNSEL

EXHIBIT F

INOVIO FINANCING AGREEMENT

EXHIBIT G

FORM OF CALL NOTICE

EXHIBIT H

FORM OF PUT NOTICE

EXHIBIT I

FORM OF LETTER OF TRANSMITTAL

EXHIBIT J

APPLICATION FOR SHARES